Exhibit 1

Group Secretariat
Level 20, 275 Kent Street
Sydney NSW 2000 Australia
Phone +61 (0)2 8219 8990

Facsimile + 61 (0)2 8253 1215

www.westpac.com.au

30 November 2017

Market Announcements Office

ASX Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir / Madam

GOVERNMENT ANNOUNCES A ROYAL COMMISSION INTO THE BANKING AND FINANCE SECTOR

Attached is a press release from the Federal Government announcing a Royal Commission into the banking and finance sector.

Yours sincerely,

Tim Hartin

Company Secretary

UNCLASSIFIED

THE HON. MALCOLM TURNBULL MP
PRIME MINISTER

THE HON. SCOTT MORRISON MP
TREASURER

JOINT MEDIA RELEASE

Thursday, 30 November 2017

ROYAL COMMISSION – BANKS AND FINANCIAL SERVICES

The Turnbull Government will establish a Royal Commission into the alleged misconduct of Australia’s banks and other financial services entities.

All Australians have the right to be treated honestly and fairly in their dealings with banking, superannuation and financial services providers. The highest standards of conduct are critical to the good governance and corporate culture of those providers.

We have one of the strongest and most stable banking, superannuation and financial services industries in the world, performing a critical role in underpinning the Australian economy. Our banking system is systemically strong with internationally recognised world’s best prudential regulation and oversight.

Ongoing speculation and fear-mongering about a banking inquiry or Royal Commission is disruptive and risks undermining the reputation of Australia’s world-class financial system.

The Government has decided to establish this Royal Commission to further ensure our financial system is working efficiently and effectively.

Instead of the inquisition into capitalism that some have called for, the Royal Commission will take a conventional, focussed approach. It will not be a never-ending lawyers’ picnic.

Our approach to banking and financial services reform has focussed on ensuring that our financial system is resilient, efficient and fair.

We have moved to establish a new one-stop shop to resolve customer complaints; significantly bolstered the Australian Securities and Investments Commission’s powers and resources; created a framework to hold banking executives accountable for their actions; and acted to boost banking and financial services competition for the benefit of customers.

We will ensure that the Inquiry will not defer, delay or limit, in any way, any proposed or announced policy, legislation or regulation that we are currently implementing.

The Inquiry will consider the conduct of banks, insurers, financial services providers and superannuation funds (not including self-managed superannuation funds). It will also consider how well equipped regulators are to identify and address misconduct.  It will not inquire into other matters such as financial stability or the resilience of our banks.

This will be a sensible, efficient and focussed inquiry into misconduct and practices falling below community standards and expectations. Most Australians are consumers of banking and financial services, and we all have the right to be treated honestly and fairly by banking and financial services providers.

Trust in a well-functioning banking and financial services industry promotes financial system stability, growth, efficiency and innovation over the long term.

The proposed terms of reference will form the basis of the Letters Patent, terms of which will be recommended to His Excellency, pursuant to the Royal Commissions Act 1902.

Media contacts:

Prime Minister’s office:	Press Office, (02) 6277 7744

Treasurer’s office:	Andrew Carswell, 0418 505 376

Kate Williams, 0429 584 675

Sonia Gentile, 0455 050 007

ROYAL COMMISSION INTO MISCONDUCT IN THE BANKING, SUPERANNUATION AND FINANCIAL SERVICES INDUSTRY

DRAFT TERMS OF REFERENCE

Context

Australia has one of the strongest and most stable banking, superannuation and financial services industries in the world, performing a critical role in underpinning the Australian economy. Our banking system is systemically strong with internationally recognised, world’s best prudential regulation and oversight.

Most Australians are consumers of banking, superannuation and other financial services. The superannuation system alone in Australia has created more than a $2 trillion retirement savings pool, which continues to grow rapidly, and which compels all working Australians to defer income today for their retirement.

All Australians have the right to be treated honestly and fairly in their dealings with banking, superannuation and financial services providers. The highest standards of conduct are critical to the good governance and corporate culture of those providers.

These standards should continue to be complemented by strong regulatory and supervisory frameworks that ensure that all Australian consumers and businesses have confidence and trust in the financial system.

The Government will appoint a distinguished serving or former judicial officer to lead a Royal Commission into the banking, superannuation and financial services industries.

The Commission’s inquiry will not defer, delay or limit, in any way, any proposed and announced policy, legislation or regulation of the Government.

Terms of Reference

1.            The Commission must inquire into the following matters;

a)            the nature, extent and effect of misconduct by a financial services entity (including by its directors, officers or employees, or by anyone acting on its behalf);

b)           any conduct, practices, behaviour or business activity by a financial services entity that falls below community standards and expectations;

c)            the use by a financial services entity of superannuation members’ retirement savings for any purpose that does not meet community standards and expectations or is otherwise not in the best interest of members;

d)           whether any findings in respect of paragraphs 1(a), (b) and (c):

i.                are attributable to the particular culture and governance practices of a financial services entity or broader cultural or governance practices in the industry or relevant subsector; and

ii.            result from other practices, including risk management, recruitment and remuneration practices;

e)            the effectiveness of mechanisms for redress for consumers of financial services who suffer detriment as a result of misconduct by a financial service entity;

f)             the adequacy of:

i.                existing laws and policies of the Commonwealth (taking into account law reforms announced by the Government) relating to the provision of financial services;

ii.            the internal systems of financial services entities; and

iii.        forms of industry self-regulation, including industry codes of conduct;

to identify, regulate and address misconduct in the industry, to meet community standards and expectations and to provide appropriate redress to consumers and businesses;

g)            the effectiveness and ability of regulators of a financial services entity to identify and address misconduct by those entities;

h)           whether any further changes to:

i.                the legal framework;

ii.            practices within financial services entities; and

ii.            the financial regulators,

are necessary to minimise the likelihood of misconduct by financial services entities in future (taking into account any law reforms announced by the Government); and

i.                any matter reasonably incidental to a matter mentioned in the above paragraphs, 1(a) – 1(h).

2.            In conducting its inquiry the Commission should give priority to matters which in its opinion, have greater potential for harm if not addressed expeditiously.

3.            Inquiring into the matters set out in paragraph (1)(f), the Commission:

a)            must have regard to the implications of any changes to laws, that the Commission proposes to recommend, for the economy generally, for access to and the cost of financial services for consumers, for competition in the financial sector, and for financial system stability; and

b)           may have regard to comparable international experience, practices and reforms.

4.            However, the Commission is not required to inquire, or to continue to inquire, into a particular matter to the extent that to do so might prejudice, compromise or duplicate:

a)            another inquiry or investigation; or

b)           a criminal or civil proceeding.

And, the Commission may choose not to inquire into certain matters otherwise within the scope of this Inquiry, but any such decision will be the Commission’s, alone.

5.            The Commission is not required to inquire into, and may not make recommendations in relation to macro-prudential policy, regulation or oversight.

6.            The Commission may submit to the Government an interim report no later than September 2018 and must submit a final report within 12 months. The final report is to contain:

a)            its findings; and

b)           any recommendations relevant to the inquiry that the Commission thinks fit.

Definitions

financial service entity means an entity (other than a Commonwealth entity or company) that is:

a)            an ADI (authorised deposit-taking institution) within the meaning of the Banking Act 1959;

b)           an entity that carries on the business of undertaking liability, by way of insurance (including reinsurance), in respect of any loss or damage, including liability to pay damages or compensation, contingent upon the happening of a specified event, including:

i.                a general insurer within the meaning of the Insurance Act 1973; and

ii.            an entity undertaking life insurance business within the meaning of the Life Insurance Act 1995.

c)            a person or entity required by section 911A of the Corporations Act 2001 to hold an Australian financial services licence or who is exempt from the requirement to hold a licence by virtue of being an authorised representative; or

d)           an RSE licensee of a registrable superannuation entity (as that term is defined in the Superannuation Industry (Supervision) Act 1993) and any entity that has any connection (other than an incidental connection) to the RSE licensee of a registrable superannuation entity.

Macro-prudential policy and regulation means policy and regulation, including as to the structure, role and purpose of financial regulators, that is concerned with containing systemic risk, which can have widespread implications for the financial system as a whole, beyond simply the banking system.

misconduct includes conduct that:

a)            constitutes an offence against a Commonwealth, State or Territory law in relation to the provision of a financial service, as existed at the time of the alleged misconduct; or

b)           is misleading and/or deceptive; or

c)            indicates a breach of trust or duty or unconscionable conduct; or

d)           breaches a professional standard or a recognised and widely adopted (conduct) benchmark.

Contacts: Andrew Carswell 0418 505 376, Kate Williams 0429 584 675, Sonia Gentile 0455 050 007